FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 7, 2005

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company's 2005 Proxy Statement inadvertently omitted a New York Stock Exchange required disclosure to inform the reader of the procedure used by non-management directors to select a director to preside over the executive sessions of non-management directors.

The Company's board of directors will have at least four regularly scheduled meetings a year for the non-management directors without management present. If the meetings of non-management directors include directors that are not independent, the independent directors will schedule an executive session, at least annually, that includes only those independent directors. The director attendees at the non-management director's meetings and the independent director's executive session shall select a director to serve as chair for the purposes of the meeting.

Individuals may communicate with the non-management directors by addressing their communication to the attention of the Chairman of the Audit Committee, Todd Shipyards Corporation, 1801 16th Avenue SW, Seattle, Washington 98134.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2005.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel